Exhibit 23.3

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 6, 2003 and February 19, 2004, accompanying the financial statements of Play Along (Hong Kong) Limited on Form 8-K/A for the year ended March 31, 2003 and nine months ended December 31, 2003 respectively. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Jakks Pacific, Inc. and Subsidiaries on Form S-3.

/s/ Grant Thornton
Grant Thornton Certified Public Accountants

Hong Kong
September 3, 2004

E 23.3-1